Exhibit 8.1

[LETTERHEAD OF GOODWIN PROCTER LLP]

August 16, 2013

Cole Real Estate Income Strategy (Daily NAV), Inc.

Cole Real Estate Income Strategy (Daily NAV) Operating Partnership, LP

2575 East Camelback Road

Suite 500

Phoenix, AZ 85016

Ladies and Gentlemen:

We have acted as counsel for Cole Real Estate Income Strategy (Daily NAV), Inc., a Maryland corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-11 (File No. 333-186656) which is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on August 16, 2013 (the “Registration Statement”). Pursuant to the Registration Statement, the Company proposes to issue and sell, in one or more offerings, up to $4,000,000,000 in Wrap Shares (“W Shares”), Advisor Shares (“A Shares”) and Institutional Shares (“I Shares”) of its common stock, all as described more fully in the Registration Statement (the “Shares”). This opinion letter addresses the Company’s qualification as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the accuracy of the matters discussed in the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations.”

In rendering the following opinions, we have reviewed and relied upon the following documents (referred to collectively as the “Organizational Documents”): the Second Articles of Amendment and Restatement of the Company approved by the Company’s board of directors on January 31, 2013; the Bylaws of the Company dated as of September 28, 2011 as amended by the First Amendment to such By-Laws dated June 14, 2012; the Second Amended and Restated Agreement of Limited Partnership of Cole Real Estate Income Strategy (Daily NAV) Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), which will be dated on or about the effectiveness of the Registration Statement; the Initial Subscription Agreement and Additional Subscription Agreement as set forth in Appendices B and C of the Registration Statement; and the Amended and Restated Escrow Agreement dated as of November 21, 2011, as well as any prior versions of such documents that were in effect during the periods covered by the opinion set forth below.

We also have reviewed and relied upon the representations and covenants of the Company and the Operating Partnership contained in a letter that they provided to us in connection with the preparation of this opinion letter (the “REIT Certificate”) regarding the ownership, organization, distributions and operations of the Company and the Operating Partnership and other matters affecting the Company’s ability to qualify as a REIT. We assume that each of the representations and covenants in the REIT Certificate has been, is and will be true, correct and complete, that the Company, the Operating Partnership and their subsidiaries have been, are and will be organized, owned and operated in accordance with the REIT Certificate and that all representations and covenants that speak to the best of the knowledge and/or belief of any person(s) or party(ies), or

Cole Real Estate Income Strategy (Daily NAV), Inc.

Cole Real Estate Income Strategy (Daily NAV) Operating Partnership, LP

August 16, 2013

are subject to similar qualification, have been, are and will continue to be true, correct and complete as if made without such qualification. To the extent such representations and covenants speak to the intended organization, ownership or operations of any person, we assume that such person will in fact be organized, owned and operated in accordance with such stated intent. Without limiting the foregoing, we further assume that the Company’s implementation of certain procedures intended to prevent the Company from making share redemptions that are treated as dividends for U.S. federal income tax purposes, as represented in the REIT Certificate, will prevent the Company from making any such share redemptions to an extent that could jeopardize the Company’s compliance with the REIT distribution requirements.

We also have reviewed and relied upon the private letter ruling issued by the Internal Revenue Service (the “IRS”) to the Company dated October 22, 2012 (the “PLR”) regarding the charging of differential distribution-based fees to different classes of common stock of the Company, including the W Shares, the A Shares, and the I Shares, and the representations made by the Company to the IRS in connection with obtaining the PLR.

For purposes of this opinion letter, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity, to the extent relevant to our opinions, of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) due execution and delivery of all such documents by all the parties thereto, (vii) the compliance of each party with all material provisions of such documents, and (viii) the accuracy and completeness of all records made available to us.

Based upon the foregoing and subject to the limitations set forth herein, we are of the opinion that:

(i) Beginning with the Company’s taxable year ending on December 31, 2012, the Company has been organized, owned and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s prior, current and proposed ownership, organization and method of operations as described in the REIT Certificate will allow the Company to continue to satisfy the requirements for qualification and taxation as a REIT under the Code for subsequent taxable years; and

(ii) The statements set forth under the heading “Material U.S. Federal Income Tax Considerations” in the Registration Statement, insofar as such statements describe applicable U.S. federal income tax law, are correct in all material respects.

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We express no opinion other than the opinions expressly set forth herein. Our opinions are not binding on the IRS or a court. The IRS may disagree with and challenge our conclusions, and a court could sustain such a challenge. Our opinions are based upon the Code, the Income Tax

Cole Real Estate Income Strategy (Daily NAV), Inc.

Cole Real Estate Income Strategy (Daily NAV) Operating Partnership, LP

August 16, 2013

Regulations and Procedure and Administration Regulations promulgated thereunder and existing administrative and judicial interpretations thereof, all as in effect as of the date of this opinion letter. The foregoing administrative interpretations include the practices and policies of the IRS in issuing private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. Changes in applicable law could cause the U.S. federal income tax treatment of the Company to differ materially and adversely from the treatment described above and render the tax discussion in the Registration Statement incorrect or incomplete.

In rendering our opinions, we have relied solely on the Organizational Documents, the REIT Certificate, the PLR and the assumptions set forth herein. For purposes of our opinions, we have not investigated or verified the accuracy of any of the representations in the REIT Certificate or the PLR or any of our assumptions. We also have not investigated or verified for purposes of our opinions the ability of the Company, the Operating Partnership or any of their subsidiaries to operate in compliance with the REIT Certificate, the PLR or our assumptions. Differences between the actual ownership and operations of such persons and the prior, proposed and intended ownership and operations described in the REIT Certificate, the PLR or our assumptions could result in U.S. federal income tax treatment of the Company that is different from that described above. The Company’s actual qualification as a REIT depends on the Company meeting and having met, in its actual ownership and operations, the applicable asset composition, source of income, shareholder diversification, distribution and other requirements of the Code necessary for a corporation to qualify as a REIT. We will not monitor actual results or verify the Company’s compliance with the requirements for qualification and taxation as a REIT, and no assurance can be given that the actual ownership and operations of the Company and its affiliates have satisfied or will satisfy those requirements.

Our opinions do not preclude the possibility that the Company may have to utilize one or more of the various “savings provisions” under the Code that would permit the Company to cure certain violations of the requirements for qualification and taxation as a REIT. Utilizing such savings provisions could require the Company to pay significant penalty or excise taxes.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. We are rendering this opinion letter to you in connection with the issuance and sale of the Shares.

Cole Real Estate Income Strategy (Daily NAV), Inc.

Cole Real Estate Income Strategy (Daily NAV) Operating Partnership, LP

August 16, 2013

This opinion letter speaks only as of the date hereof, and we undertake no obligation to update this opinion letter or to notify any person of any changes in facts, circumstances or applicable law (including without limitation any discovery of any facts that are inconsistent with the REIT Certificate, the PLR or our assumptions).

Very truly yours,

/s/    Goodwin Procter LLP

GOODWIN PROCTER LLP